UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2025

VICI Properties Inc.

VICI Properties L.P.

(Exact Name of Registrant as Specified in its Charter)

Maryland (VICI Properties Inc.) Delaware (VICI Properties L.P.)	001-38372 333-264352-01	81-4177147 35-2576503
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, 28th Floor

New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

VICI Properties Inc. ☐ Emerging growth company

VICI Properties L.P. ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

VICI Properties Inc. ☐

VICI Properties L.P. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2025 (the “Effective Date”), VICI Properties L.P. (the “Borrower”), a Delaware limited partnership and wholly owned subsidiary of VICI Properties Inc. (the “Company”), entered into a new Credit Agreement with Wells Fargo Bank, N.A., as administrative agent, and the other lenders party thereto (the “Credit Agreement”), comprised of a $2.5 billion senior revolving credit facility scheduled to mature on February 3, 2029 (the “Credit Facility”). The Credit Agreement replaces the Borrower’s existing Credit Agreement, dated as of February 8, 2022, among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (as amended, amended and restated or otherwise modified, the “Existing Credit Agreement”), which provided for a $2.5 billion revolving credit facility scheduled to mature on March 31, 2026. As of the Effective Date, CAD 188,000,000.00 and Sterling 14,500,000.00  (which in the aggregate is approximately US$147,500,000 based on the applicable exchange rates as of the Effective Date) was advanced under the Credit Facility, which amounts were used to repay the outstanding obligations under the Existing Credit Agreement.

The Credit Facility includes two six-month maturity extension options (or one twelve-month extension option), the exercise of which in each case is subject to customary conditions and the payment of an extension fee of (i) 0.0625% on the extended commitments, in the case of each six-month extension of the Credit Facility, and (ii) 0.125% on the extended commitments, in the case of a twelve-month extension of the Credit Facility. The Credit Facility includes the option to increase the revolving loan commitments by up to $1.0 billion (for a total of $3.5 billion in revolving loan commitments) to the extent that any one or more lenders (from the syndicate or otherwise) agree to provide such additional credit extensions. In addition, the Credit Facility includes the option to add one or more tranches of term loans of up to $2.0 billion in the aggregate, in each case, to the extent that any one or more lenders (from the syndicate or otherwise) agree to provide such additional credit extensions.

Borrowings under the Credit Facility will bear interest, at the Borrower’s option, for U.S. Dollar borrowings at either (i) a rate based on SOFR plus a margin ranging from 0.70% to 1.40%, or (ii) a base rate plus a margin ranging from 0.00% to 0.40%, in each case, with the actual margin determined according to the Borrower’s debt ratings and total leverage ratio. The base rate is the highest of (i) the prime rate of interest last quoted by the Wall Street Journal in the U.S. then in effect, (ii) the NYFRB rate from time to time plus 0.5% and (iii) the SOFR rate for a one-month interest period plus 1.0%, subject to a floor of 1.0%. In addition to U.S. Dollar borrowings, borrowings under the Credit Facility are also available in certain specific foreign currencies, bearing interest based on rates customary for such foreign currencies and subject to the same applicable margins for U.S. Dollar borrowings. In addition, the Credit Facility requires the payment of a facility fee ranging from 0.10% to 0.30% (depending on the Borrower’s debt ratings and total leverage ratio) of total commitments. The Credit Facility may be voluntarily prepaid in full or in part at any time, subject to customary breakage costs, if applicable.

The Credit Agreement contains customary representations and warranties and affirmative, negative and financial covenants. Such covenants include restrictions on mergers, affiliate transactions, and asset sales as well as the following financial maintenance covenants:

•	percentage of net total indebtedness to total asset value of not more than 60% as of the last day of any fiscal quarter (or 65% for up to four consecutive fiscal quarters following any material acquisition);

•	ratio of total EBITDA to total fixed charges of not less than 1.50 to 1.00;

•	percentage of net secured indebtedness to total asset value of not more than 40%;

•	percentage of net unsecured indebtedness to the asset value of unencumbered properties of not more than 60% (or 65% for up to four consecutive fiscal quarters following any material acquisition); and

•	ratio of unencumbered net operating income to unsecured interest expense of not less than 1.75 to 1.00.

The Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Borrower under the Credit Agreement to be immediately due and payable.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Effective Date, upon entry into the Credit Agreement described in Item 1.01 above, the Borrower terminated its Existing Credit Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of February 3, 2025, by and among VICI Properties L.P., as Borrower, the financial institutions party thereto as lenders, and Wells Fargo Bank, N.A., as Administrative Agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2025	VICI PROPERTIES INC.

	By:	/s/ Samantha S. Gallagher

Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary

Date: February 4, 2025	VICI PROPERTIES L.P.

	By:	/s/ Samantha S. Gallagher

Samantha S. Gallagher
Secretary